Exhibit 99.1

BankAtlantic Bancorp Announces Completion of its Rights Offering; Expects

BankAtlantic Will Meet Tier 1/Core Capital Ratio of 8% and Total Capital Ratio of 14%

at June 30, 2011

FORT LAUDERDALE, FL – June 20, 2011 — BankAtlantic Bancorp, Inc. (NYSE: BBX) today announced that it has completed its previously announced rights offering for its Class A Common Stock and received approximately $11.3 million of proceeds in connection with the exercise of rights by its shareholders. As a result, BankAtlantic Bancorp will issue an aggregate of approximately 15.1 million shares of its Class A Common Stock to participating shareholders.

“As previously disclosed, BankAtlantic Bancorp intends to use the proceeds of the rights offering, together with cash currently held by BankAtlantic Bancorp, to contribute capital to BankAtlantic, its primary operating subsidiary,” commented Alan B. Levan, BankAtlantic Bancorp’s Chairman and Chief Executive Officer. “While BankAtlantic’s capital levels at March 31, 2011 exceeded the traditional definitions of ‘well capitalized’ regulatory capital thresholds, BankAtlantic is required to achieve by June 30, 2011 and maintain a Tier 1/Core capital ratio of 8% and Total Risk-based capital ratio of 14%. We are pleased that as a result of efforts throughout this quarter, which include the sale of the Tampa branches, balance sheet restructuring and focused management of problem assets, together with the anticipated contribution of capital, we believe that BankAtlantic will meet the higher requirements of Tier 1/Core capital ratio of 8% and Total Risk-Based capital ratio of 14% at June 30, 2011.”

BankAtlantic’s and BankAtlantic Bancorp’s second quarter 2011 financial results, including BankAtlantic’s actual June 30, 2011 capital ratios, will be released in the normal course subsequent to the end of the second quarter 2011.

About BankAtlantic Bancorp:

BankAtlantic Bancorp (NYSE: BBX) is a bank holding company and the parent company of BankAtlantic.

About BankAtlantic:

BankAtlantic, Florida’s Most Convenient Bank, is one of the largest financial institutions headquartered in Florida. Via its broad network of community branches and conveniently located ATMs, BankAtlantic provides a full line of personal, small business and commercial banking products and services. BankAtlantic is open 7 days a week and offers extended weekday hours, Online Banking & Bill Pay, a 7-Day Customer Service Center, Change Exchange coin counters, as well as retail and business checking accounts. Member FDIC.

For further information, please visit our websites:

www.BankAtlanticBancorp.com

www.BankAtlantic.com

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BankAtlantic Bancorp Contact Info:

Leo Hinkley, Investor Relations and Corporate Communications Officer

954- 940-5300

Email: InvestorRelations@BankAtlanticBancorp.com

Sharon Lyn, V.P., Investor and Corporate Communications

954-940-6383

Email: CorpComm@BankAtlanticBancorp.com

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Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve substantial risks and uncertainties. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of BankAtlantic Bancorp and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond BankAtlantic Bancorp’s control. This includes, but is not limited to, the risk that BankAtlantic’s financial position at June 30, 2011 may differ from current estimates, that BankAtlantic may not be able to timely achieve and thereafter maintain the required capital ratios described in this press release and that the actual proceeds received and shares to be issued by BankAtlantic Bancorp in connection with the rights offering may differ from the estimated amounts indicated in this press release. In addition to the risks and uncertainties identified above, reference is also made to other risks and uncertainties detailed in reports filed by BankAtlantic Bancorp with the Securities and Exchange Commission, including, without limitation, those described in the “Risk Factors” sections of BankAtlantic Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2010 and BankAtlantic Bancorp’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011. BankAtlantic Bancorp cautions that the foregoing risks and uncertainties are not exclusive.